VIA FEDERAL EXPRESS

April 12, 2011

NVE Corporation
11409 Valley View Road
Eden Prairie, MN 55344

Lease at Bryant Lake Business Center, Eden Prairie, MN

Dear Tenant:

     We are writing to inform you that Carlson Real Estate Company, LLLP, a Minnesota limited liability limited partnership, has transferred title of Bryant Lake Business Center (the "Property") to the Barbara C. Gage Revocable Trust ("New Owner"). Simultaneous with the conveyance of the Property, New Owner entered into a long term operating agreement for the Property with CIG East Lake, LLC, a Delaware limited liability company ("CIG"), and CIG has assumed all responsibility for administering your lease and managing the Property. CIG and the New Owner are both controlled by the Carlson family.

     The Property will continue to be managed on a day to day basis by Carlson Real Estate Services and you will continue to receive the same level of service and maintenance which you have come to expect from Carlson. All future rent payments, communications and notices should now be directed to CIG at the following address:

RENT: (make checks payable to CIG East Lake, LLC): c/o Carlson Real Estate Services, LLC 301 Carlson Parkway, Suite 100 Minnetonka, MN 55305 Attn: ACCOUNTING Phone: (952) 404-5000 Fax: (952) 404-5001	LEGAL NOTICES: c/o Carlson Real Estate Services, LLC 301 Carlson Parkway, Suite 100 Minnetonka, MN 55305 Attn: LEGAL DEPT. Phone: (952) 404-5000 Fax: (952) 404-5001

     Finally, please direct your insurance carrier to change the name of the additional insured under all insurance policies that you maintain pursuant to your lease to the following: (1) CIG East Lake, LLC; (2) the Barbara C. Gage Revocable Trust; and (3) their respective successors and assigns. Once this is done, please deliver an updated certificate of insurance to Carlson Real Estate Services, LLC at the above address.

     Thank you for your cooperation.

Very truly yours, CARLSON REAL ESTATE SERVICES, LLC By: /s/ DEBRA E. ALTSCHULER Name: Debra E. Altschuler Its: Senior Counsel